PIONEER VARIABLE CONTRACTS TRUST



               AMENDMENT TO THE AGREEMENT AND DECLARATION OF TRUST

                                       OF

                        PIONEER VARIABLE CONTRACTS TRUST



         The undersigned, being at least a majority of the Trustees of Pioneer Variable Contracts Trust, a Delaware statutory trust (the "Trust"), do hereby amend the Agreement and Declaration of Trust, dated September 16, 1994, as amended (the "Declaration"), as follows, such amendment to be effective on the date hereof:

         Pursuant to Article IX, Section 8 of the Declaration, the portfolios set forth on ANNEX A are added as series of the Trust, each such portfolio to have Class I and Class II shares.


IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of this 3rd day of February, 2004.



/S/ JOHN F. COGAN, JR.                /S/ OSBERT M. HOOD
John F. Cogan, Jr.                    Osbert M. Hood




                                      /S/ MARGUERITE A. PIRET
Mary K. Bush                          Marguerite A. Piret




/S/ RICHARD H. EGDAHL, M.D.           /S/ STEPHEN K. WEST
Richard H. Egdahl, M.D.               Stephen K. West




/S/ MARGARET B.W. GRAHAM              /S/ JOHN WINTHROP
Margaret B.W. Graham                  John Winthrop



                                    The address of each Trustee is
                                    c/o Pioneer Investment Management, Inc
                                    60 State Street, Boston, Massachusetts 02109


ANNEX A



PIONEER OAK RIDGE LARGE CAP GROWTH VCT PORTFOLIO
PIONEER PAPP AMERICA-PACIFIC RIM VCT PORTFOLIO
PIONEER PAPP SMALL AND MID CAP GROWTH VCT PORTFOLIO
PIONEER PAPP STOCK VCT PORTFOLIO
PIONEER PAPP STRATEGIC GROWTH VCT PORTFOLIO